                                                                Exhibit i

                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207

                                 312 372 1121
                               Fax: 312 372 2098

                               February 26, 1999


     As counsel for Wanger Advisors Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for the Registrant's series designated Wanger U.S. Small Cap and Wanger International Small Cap dated April 27, 1998, filed with the Registrant's registration statement on Form N-1A on April 29, 1998, and our opinion for the Registrant's series designated Wanger Twenty and Wanger Foreign Forty September 30, 1998, filed with the Registrant's registration statement on Form N-1A on September 30, 1998 (Securities Act File no. 33-83548).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        /s/ Bell, Boyd & Lloyd